Exhibit 10.4

SUPPLEMENT NO. 1 (the “Guaranty Supplement”) dated as of December 20, 2013 to the Guaranty dated as of January 28, 2011, among SCORPIO ACQUISITION CORPORATION, a Delaware corporation (“Holdings”), certain subsidiaries of Holdings from time to time party thereto and CITIBANK, N.A., as Administrative Agent and Collateral Agent.

A. Reference is made to the Credit Agreement dated as of January 28, 2011, as amended and restated as of October 5, 2012 and as amended by Amendment No. 1 dated as of November 26, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among POLYMER GROUP, INC., a Delaware corporation (the “Lead Borrower”), the other Borrowers from time to time party thereto, Holdings, CITIBANK, N.A., as Administrative Agent and Collateral Agent, the other agents party thereto and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”).

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guaranty referred to therein.

C. The Guarantors have entered into the Guaranty in order to induce the Lenders to make Loans. Section 4.14 of the Guaranty provides that certain Restricted Subsidiaries of a Borrower that were not in existence or not Restricted Subsidiaries on the date of the Credit Agreement are required (pursuant to the terms of the Credit Agreement), to become Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Guaranty Supplement. Each undersigned Restricted Subsidiary of a Borrower (collectively, the “New Guarantors” and individually, a “New Guarantor”) is executing this Guaranty Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

Accordingly, the Administrative Agent and the New Guarantors agree as follows:

SECTION 1. Obligations under the Guaranty. In accordance with Section 4.14 of the Guaranty, each New Guarantor by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and each New Guarantor hereby (a) agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a “Guarantor” in the Guaranty shall be deemed to include each New Guarantor and each reference in the Credit Agreement and any other Finance Document to a “Guarantor”, “Subsidiary Guarantor” or a “Loan Party” shall also be deemed to include each New Guarantor. The Guaranty is hereby incorporated herein by reference.

SECTION 2. Representations and Warranties. Each New Guarantor represents and warrants to the Administrative Agent and the other Secured Parties that this Guaranty Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. Execution and Delivery. This Guaranty Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Guaranty Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Guaranty Supplement that bears the signature of each New Guarantor and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Guaranty Supplement by facsimile transmission or other electronic communication shall be as effective as delivery of a manually signed counterpart of this Guaranty Supplement.

SECTION 4. Affirmation. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

SECTION 5. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.

(a) THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.

(b) EACH OF THE NEW GUARANTORS, THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 6. Severability. In case any one or more of the provisions contained in this Guaranty Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. Notice. All communications and notices hereunder shall be in writing and given as provided in Section 4.1 of the Guaranty.

SECTION 8. Reimbursement. Each New Guarantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Guaranty Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

IN WITNESS WHEREOF, the New Guarantors, the Administrative Agent and the Collateral Agent have duly executed this Guaranty Supplement as of the date first above written.

Fiberweb Holdings, Inc.
Fiberweb USA Holdings, Inc.
Fiberweb Industrial Textiles Corporation
Fiberweb, Inc.
Old Hickory Steamworks, LLC
Fiberweb Washougal, Inc.

By:	/s/ Dennis E. Norman
Name:	Dennis E. Norman
Title:	Chief Financial Officer

[Signature Page to the ABL Guaranty Supplement]

CITIBANK, N.A., as Administrative Agent and Collateral Agent

By:	/s/ Michael Smolow
Name:	Michael Smolow
Title:	Director

[Signature Page to the ABL Guaranty Supplement]